Exhibit 99.1

Chicken Soup for the Soul Entertainment Appoints Industry Veterans

Accelerates Growth in Three Key Businesses: Video-On-Demand Networks, Distribution and Production

COS COB, CT – March 19, 2019 – Chicken Soup for the Soul Entertainment, Inc. (“CSS Entertainment”) (Nasdaq: CSSE), a growing media company building online video-on-demand (“VOD”) networks that provide video content for all screens, today announced the appointment of three leading industry executives to CSS Entertainment’s rapidly expanding business units.

•	Philippe Guelton has been named executive vice president of Chicken Soup for the Soul Entertainment, and president of VOD networks.
•	David Fannon has been promoted to executive vice president of distribution for Chicken Soup for the Soul Entertainment, and president of Screen Media.
•	George Lansbury has been named executive vice president of content strategy for Chicken Soup for the Soul Entertainment, and president of Chicken Soup for the Soul Entertainment originals.

“The entertainment industry continues to evolve. As consumers look for new ways to find the content they enjoy, Chicken Soup for the Soul Entertainment is uniquely positioned to benefit from this evolution,” commented William J. Rouhana, Jr., chairman and chief executive officer. “We have created our own ecosystem to produce and distribute content both on a business-to-business basis, as well as directly to audiences. This structure creates logical homes for our content brands like A Plus, Popcornflix, and Truli, as well as future companies. Just as importantly, this structure will help us lower our costs to acquire customers and will allow us to operate more efficiently. Recruiting Philippe Guelton and George Lansbury to CSS Entertainment is a noteworthy achievement, speaking to the progress we have made. We are also particularly pleased to announce the promotion of David Fannon, who has proven his value to our organization. We have set the stage with the team to meaningfully accelerate our growth in the near-term.”

Video-On-Demand (VOD) Networks:

As the president of VOD networks, Mr. Guelton will oversee all of CSS Entertainment’s properties that monetize video content directly to audiences. This will enable the company to improve efficiency and flexibility by consolidating all VOD operations including Pivotshare, Popcornflix, and Truli, and lay the groundwork for future acquisitions.

Mr. Guelton was formerly the chief executive officer at SheKnows Media (now She Media), a mission-driven digital media company with a reach of 60+ million monthly unique visitors and over 350+ million social media fans. Penske Media Corporation acquired SheKnows Media in 2018. Previously, Mr. Guelton served as president of Thrillist Media Group, a leading men’s lifestyle digital brand now part of GroupNine. Mr. Guelton was also chief operating officer at Hachette Filipacchi Media U.S., where he oversaw print and digital platforms for brands such as Elle and Woman’s Day. Prior to that, he led the acquisition and was the chief executive officer of Japanese publishing company Fujingaho (now part of Hearst).

“Philippe is the right leader for our online networks business, bringing a wealth of experience and a diverse history of growing and profitably managing leading media properties,” said Elana Sofko, chief operating officer. “Philippe’s extensive media background and business acumen will help us significantly accelerate the growth of our VOD networks business, and expand our overall media business portfolio.”

“CSS Entertainment has quickly positioned itself in the VOD space with six owned and operated advertising VOD networks (Popcornflix, Popcornflix Kids, Frightpix, Popcornflix Comedy, Espanolflix, and Truli) as well as its subscription VOD technology platform Pivotshare, serving paid video subscribers across hundreds of independent channels,” said Mr. Guelton. “I am very excited to join a talented team to drive growth, both organic and external, through the constantly disruptive and evolving media ecosystem.”

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Distribution:

David Fannon, currently president of Screen Media, assumes leadership of all of CSS Entertainment’s distribution and content acquisition initiatives. He first joined Screen Media in 2005 and over the course of his 14-year tenure, Mr. Fannon has been intimately involved with the growth and expansion of Screen Media from a home video company to a truly digital pioneer. Screen Media acquires the rights to TV series, films and other video libraries, and monetizes these assets by licensing those rights to companies that deliver video to their own audiences. The team sells the content worldwide across a comprehensive range of video platforms, including theatrical releases, cable TV, local TV, digital platforms, DVDs and CSS Entertainment’s own VOD/Online Networks.

In addition to his role as president of Screen Media, Mr. Fannon has recently been named executive vice president of distribution for Chicken Soup for the Soul Entertainment. Prior to joining Screen Media, Mr. Fannon spent nearly a decade on the legal team at A&E Television Networks where he oversaw all business affairs for the network’s growing slate of original productions.

“David has steered Screen Media into impressive growth during his time with the company,” noted Ms. Sofko. “He has been intimately involved with every major deal entered by Screen Media and we are confident he will lead CSS Entertainment’s distribution successfully through changing landscapes.”

“The Screen Media distribution business has had great success operating as part of CSS Entertainment since being acquired in 2017,” said Mr. Fannon. “I look forward to working with this incredible leadership team to grow our distribution business by increasing the number and quality of TV series and films we acquire and by acquiring valuable content libraries.”

Production:

CSS Entertainment has established a unique and sustainable presence creating original television series as well as short-form videos across a range of topics, funded primarily by sponsors. George Lansbury assumes leadership of this function. Mr. Lansbury brings a successful history of multi-platform programming and production, coming most recently from Fusion Media Group as senior vice president of programming, production and operations. As part of the team that launched FusionTV, Mr. Lansbury was instrumental in the expansion of Fusion Media by increasing distribution and ratings while collectively earning over 75 television and journalism awards. He was also responsible for integrating the Gizmodo Media digital brands, including The Onion, The AV Club, The Root, and Jalopnik, and developed multi-platform programming and editorial opportunities. Prior to FusionTV, Mr. Lansbury worked on original projects with YouTube and was employed by AMC Networks, Cablevision and MTV Networks.

“George brings broad, creative management to CSS Entertainment,” said Ms. Sofko. “He has a proven track record and unique background in creating engaging and successful content across platforms. As the digital and linear distribution worlds combine, we’ll be able to create content that works well in each of these areas.”

“I’m excited to join the CSS Entertainment leadership team,” said Mr. Lansbury. “CSS originals traverse between digital and linear distribution networks. They have already appeared on major networks such as A&E, The CW, CBS, TLC, Discovery Life, Discovery Family and Netflix, and their related content has reached hundreds of millions of digital video views. The changing media landscape offers a great opportunity to build more multi-platform alternatives by utilizing CSS Entertainment’s core strengths of quality production and positive storytelling. I look forward to working with this talented team, our sponsors and many others to extend the brand further with relevant premium content and to drive viewers to our own networks in the future.”

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ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. is a growing media company building online video-on-demand (“VOD”) networks that provide video content for all screens. The company also curates, produces and distributes long- and short-form video content that brings out the best of the human spirit, and distributes online content through its wholly-owned subsidiary, A Plus. The company is aggressively growing its business through a combination of organic growth, licensing and distribution arrangements, acquisitions, and strategic relationships. The company is also expanding its partnerships with sponsors, television networks and independent producers. The company’s subsidiary, Screen Media, is a leading global independent television and film distribution company that owns one of the largest independently owned television and film libraries. The company also owns Popcornflix®, a popular online advertiser-supported VOD (“AVOD”) network and Pivotshare, a leading subscription-based VOD (“SVOD”) platform. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the offering circular) and uncertainties which could cause actual results to differ from the forward-looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

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INVESTOR RELATIONS

James Carbonara

Hayden IR

james@haydenir.com

(646) 755-7412

MEDIA CONTACT
Kate Barrette
RooneyPartners LLC
kbarrette@rooneyco.com
(212) 223-0561

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